PRICEWATERHOUSECOOPERS [LOGO]
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                                                   PricewaterhouseCoopers LLP
                                                   Chartered Accountants
                                                   99 Bank Street, Suite 700
                                                   Ottawa, Ontario
                                                   Canada K1P 1K6
                                                   Telephone +1 (613) 237 3702
                                                   Facsimile +1 (613) 237 3963








Exhibit 23.1








                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated July 25, 2003 relating to the consolidated financial statements of Workstream Inc. in the Annual Report on Form 10-K of Workstream Inc. for the year ended May 31, 2003.




/s/ PriceWaterhouseCoopers LLP
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    PriceWaterhouseCoopers LLP

Chartered Accountants
Ottawa, Canada




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.